Exhibit 10.2

Pledge and Security Agreement

As of August 9, 2011, for value received, the undersigned (“Debtor”) pledges, assigns and grants to Comerica Bank, whose address is 1601 Elm Street, 2nd Floor, Dallas, Texas 75201, in its capacity as Agent (“Agent”), for the benefit of Agent and for the ratable benefit of the Lenders, a continuing security interest and lien (any pledge, assignment, security interest or other lien arising hereunder is sometimes referred to herein as a “security interest”) in the Collateral (as defined below) to secure payment when due, whether by stated maturity, demand, acceleration or otherwise, of all Obligations (as defined in the Credit Agreement). Debtor became the parent company of the Borrower (hereinafter defined) as a result of the reorganization of Borrower into a holding company structure (the “Reorganization”). As a condition to the Agent’s consent to the Reorganization, Debtor is required to deliver this Agreement to Agent and to guarantee the Obligations. Reference is made to that certain Amended and Restated Credit Agreement dated May 19, 2011, among MRC Energy Company (formerly known as Matador Resources Company, a wholly-owned subsidiary of Debtor) (the “Borrower”), Agent and the Lenders signatories thereto (as amended or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein will have the meanings given such terms in the Credit Agreement. Obligations include without limit any and all obligations or liabilities of the Borrower and/or Debtor to the Agent or the Lenders, whether absolute or contingent, direct or indirect, voluntary or involuntary, liquidated or unliquidated, joint or several, known or unknown, arising under the Credit Agreement or any other Loan Document; any and all amendments, modifications, renewals and/or extensions of any of the above; all reasonable costs incurred by Agent or any Lender in establishing, determining, continuing, or defending the validity or priority of any security interest, or in pursuing its rights and remedies under this Agreement or under any other agreement between Agent or the Lenders and the Borrower and/or Debtor or in connection with any proceeding involving Agent or the Lenders as a result of any financial accommodation to the Borrower and/or Debtor; and all other reasonable costs of collecting Obligations, including without limit reasonable attorneys’ fees. Debtor agrees to pay Agent or the Lenders all such costs incurred by the Agent or any Lender, immediately upon demand, and until paid all costs shall bear interest at the Default Rate (to the fullest extent such rate does not exceed the Maximum Rate) applicable to the Obligations. Any reference in this Agreement to attorneys’ fees shall be deemed a reference to reasonable fees, costs, and expenses, whether or not a suit or action is instituted, and to court costs if a suit or action is instituted, and whether attorneys’ fees or court costs are incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding or otherwise. Debtor further covenants, agrees, represents and warrants as follows:

1.	Collateral shall mean all of the following property Debtor now or later owns or has an interest in, wherever located:

(a)

(i) all of Debtor’s interests (the “Pledged Equity Interests”) in any limited liability company, general partnership, limited partnership, limited liability partnership, other partnership, or corporation and listed on Schedule 1 hereto (the

PLEDGE AND SECURITY AGREEMENT

“Subsidiaries”), and all proceeds, interest, profits, and other payments or rights to payment attributable to the Pledged Equity Interests;

(ii) all distributions, cash, instruments, certificates and other property now or hereafter received, receivable or otherwise made with respect to or in exchange for the Pledged Equity Interests, including interim distributions, returns of capital, loan repayments, and payments made in liquidation of the Pledged Equity Interests, and whether or not the same arise or are payable under any agreement or certificate forming any of the Subsidiaries or any other agreement governing the Subsidiaries or the relations among the partners of the Subsidiaries, if applicable (any and all such proceeds, interest, profits, payments, rights to payment, distributions, cash, instruments, certificates, other property, interim distributions, returns of capital, loan repayments, and payments made in liquidation being herein called the “Subsidiary Rights to Payments”, and any and all such agreements, certificates, and other agreements being herein called the “Subsidiary Agreements”);

(iii) all other interests and rights of Debtor in the Pledged Equity Interests, whether under the Subsidiary Agreements or otherwise, including without limitation any right to cause the dissolution of any of the Subsidiaries or to appoint or nominate a successor to Debtor in the Subsidiaries, if applicable (all such other interests and rights being herein called the “Other Subsidiary Rights”);

(b)

all books, records, ledger cards, files, correspondence, software, computer printouts, and similar items that at any time evidence or contain information relating to the Pledged Equity Interests or are otherwise necessary or helpful in the collection thereof or realization thereon; and

(c)

all additions, attachments, accessions, parts, replacements, substitutions, renewals, interest, dividends, distributions, warrants, options, rights, cash, rights of any kind (including but not limited to stock splits, stock rights, voting and preferential rights), products, and proceeds of or pertaining to the above including, without limit, cash or other property which were proceeds and are recovered by a bankruptcy trustee or otherwise as a preferential transfer by Debtor.

In the definition of Collateral, a reference to a type of collateral shall not be limited by a separate reference to a more specific or narrower type of that Collateral.

PLEDGE AND SECURITY AGREEMENT

2.	Warranties, Covenants and Agreements. Debtor warrants, covenants and agrees as follows:

2.1

Prior to or concurrently with the execution and delivery of this Agreement, Debtor shall deliver to Agent all certificate(s) identified in Exhibit A hereof and evidencing any of the Pledged Equity Interests and shall be accompanied by undated stock powers duly executed in blank.

2.2

Upon the occurrence and continuance of an Event of Default, if Debtor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase, or reduction of capital or issued in connection with any reorganization), option or rights, whether as an addition to, in substitution of, or in exchange for any Collateral or otherwise, then Debtor agrees to accept the same as Agent’s agent and to hold the same in trust for Agent, and to deliver the same forthwith to Agent in the exact form received, with the appropriate endorsement of Agent when necessary and/or appropriate undated stock powers duly executed in blank, to be held by Agent as additional Collateral for the Obligations, subject to the terms hereof. When an Event of Default exists, any sums paid upon or in respect of the Collateral upon the liquidation or dissolution of the issuer thereof shall be paid over to Agent to be held by it as additional Collateral for the Obligations subject to the terms hereof; and in case any distribution of capital shall be made on or in respect of the Collateral or any property shall be distributed upon or with respect to the Collateral pursuant to any recapitalization or reclassification of the capital of the issuer thereof or pursuant to any reorganization of the issuer thereof, the property so distributed shall be delivered to the Agent to be held by it, as additional Collateral for the Obligations, subject to the terms hereof. All sums of money and property so paid or distributed in respect of the Collateral that are received by Agent shall, until paid or delivered to Agent, be held by Debtor in trust as additional security for the Obligations.

2.3

Debtor shall not consent to or approve the issuance of any additional shares of any class of capital stock of the issuer of the Pledged Equity Interests, or any securities convertible into, or exchangeable for, any such shares or any warrants, options, rights, or other commitments entitling any person or entity to purchase or otherwise acquire any such shares.

2.4

Debtor shall furnish to Agent, in form and at intervals as Agent may reasonably request, any information Agent may reasonably request and allow Agent to examine, inspect, and copy any of Debtor’s books and records. Debtor shall, at the reasonable request of Agent, mark its records and the Collateral to clearly indicate the security interest of Agent under this Agreement.

2.5	At the time any Collateral becomes, or is represented to be, subject to a security interest in favor of Agent or any Lender, Debtor shall be deemed to have

PLEDGE AND SECURITY AGREEMENT

warranted that (a) Debtor is the lawful owner of the Collateral and has the right and authority to subject it to a security interest granted to Agent or any Lender; (b) none of the Collateral is subject to any security interest other than that in favor of Agent or any Lender; (c) there are no financing statements on file, other than in favor of Agent; (d) no person, other than Agent, has possession or control (as defined in the Uniform Commercial Code) of any Collateral of such nature that perfection of a security interest may be accomplished by control; (e) Debtor acquired its rights in the Collateral in the ordinary course of its business; and (f) except for compliance with applicable federal and state securities laws and regulations promulgated thereunder, the Collateral is not subject to any restriction on transfer or assignment, Debtor has the unrestricted right to pledge the Collateral as contemplated hereby, and all of the Collateral has been duly and validly issued and is fully paid and nonassessable.

2.6

Debtor will keep the Collateral free at all times from all claims, liens, security interests and encumbrances other than those in favor of Agent and the Lenders. Debtor will not, without the prior written consent of Agent, sell, transfer or lease, or permit to be sold, transferred or leased, any or all of the Collateral.

2.7

Debtor will do all acts and will execute or cause to be executed all writings reasonably requested by Agent to establish, maintain and continue an exclusive, perfected and first security interest of Agent and the Lenders in the Collateral. Debtor agrees that Agent and the Lenders have no obligation to acquire or perfect any lien on or security interest in any asset(s), whether realty or personalty, to secure payment of the Obligations.

2.8

Debtor will pay within the time that they can be paid without interest or penalty all taxes, assessments and similar charges which at any time are or may become a lien, charge, or encumbrance upon any Collateral, except to the extent contested in good faith and bonded in a manner satisfactory to Agent. If Debtor fails to pay any of these taxes, assessments, or other charges in the time provided above, Agent has the option (but not the obligation) to do so, and Debtor agrees to repay all amounts so expended by Agent immediately upon demand, together with interest at the Default Rate (to the fullest extent such rate does not exceed the Maximum Rate).

2.9

If Agent, acting in its sole discretion, redelivers Collateral to Debtor or Debtor’s designee for the purpose of (a) the ultimate sale or exchange thereof; or (b) presentation, collection, renewal, or registration of transfer thereof; such redelivery shall be in trust for the benefit of Agent and the Lenders and shall not constitute a release of Agent’s or the Lenders’ security interest in it or in the proceeds or products of it unless Agent specifically so agrees in writing. If Debtor requests any such redelivery, Debtor will deliver with such request a duly executed financing statement in form and substance satisfactory to Agent. Any proceeds of Collateral coming into Debtor’s possession as a result of any such redelivery shall be held in trust for Agent and immediately delivered to Agent for

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application on the Obligations. Agent may (in its sole discretion) deliver any or all of the Collateral to Debtor, and such delivery by Agent shall discharge Agent from all liability or responsibility for such Collateral except for any liability which arises from the gross negligence or willful misconduct of the Agent. Agent, at its option, may require delivery of any Collateral to Agent at any time with such endorsements or assignments of the Collateral as Agent may reasonably request.

2.10

At any time during the existence of an Event of Default and without notice, Agent may (a) cause any or all of the Collateral to be transferred to its name or to the name of its nominees; (b) receive or collect by legal proceedings or otherwise all dividends, interest, principal payments and other sums and all other distributions at any time payable or receivable on account of the Collateral, and hold the same as Collateral, or apply the same to the Obligations, the manner and distribution of the application to be in the sole discretion of Agent; (c) enter into any extension, subordination, reorganization, deposit, merger or consolidation agreement or any other agreement relating to or affecting the Collateral, and deposit or surrender control of the Collateral, and accept other property in exchange for the Collateral and hold or apply the property or money so received pursuant to this Agreement; and (d) take such actions in its own name or in Debtor’s name as Debtor’s agent, which it deems necessary or appropriate in its sole discretion to establish exclusive control (as defined in the Uniform Commercial Code) over any Collateral of such nature that perfection of the Agent’s or any Lender’s security interest may be accomplished by control.

2.11

To the extent permitted by Section 14(h) of the Credit Agreement, Agent may assign any of the Obligations and deliver any or all of the Collateral to its assignee, who then shall have with respect to Collateral so delivered all the rights and powers of Agent under this Agreement, and after that Agent shall be fully discharged from all liability and responsibility with respect to Collateral so delivered except to the extent any such liability results from the gross negligence or willful misconduct of the Agent.

2.12

The undersigned agrees that no security or guarantee now or later held by Agent or any Lender for the payment of any indebtedness, whether from the Borrower, any guarantor, or otherwise, and whether in the nature of a security interest, pledge, lien, assignment, setoff, suretyship, guaranty, indemnity, insurance or otherwise, shall affect in any manner the unconditional pledge of the undersigned under this Agreement, and Agent, in its sole discretion, without notice to the undersigned, may release, exchange, modify, enforce and otherwise deal with any security or guaranty without affecting in any manner the unconditional pledge of the undersigned under this Agreement. The undersigned acknowledges and agrees that Agent and the Lenders have no obligation to acquire or perfect any lien on or security interest in any assets, whether realty or personalty, or to obtain any guaranty to secure payment of the Obligations, and the undersigned is not relying upon any guaranty which Agent has or may have or assets in which Agent

PLEDGE AND SECURITY AGREEMENT

or any Lender has or may have a lien or security interest for payment of the Obligations.

2.13

The undersigned may terminate its/their pledge under this Agreement as to future indebtedness (except as provided below) by (and only by) delivering written notice of termination to an officer of Agent and receiving from an officer of Agent written acknowledgment of delivery; provided, the termination shall not be effective until the opening of business on the fifth (5th) day following written acknowledgment of delivery. Any termination shall not affect in any way Agent’s rights under this Agreement as to any Obligations existing at the effective date of termination or any Obligations created after that pursuant to any commitment or agreement of Agent or pursuant to any Borrower loan with Agent existing at the effective date of termination (whether advances or readvances by Agent are optional or obligatory), or any modifications, extensions or renewals of any of the Obligations, whether in whole or in part, and as to all of the Obligations and modifications, extensions or renewals of it, this Agreement shall continue effective until the same shall have been fully satisfied.

2.14

The undersigned agrees to reimburse Agent upon demand for all reasonable costs and expenses (including, without limit, reasonable attorneys’ fees) incurred in enforcing any of the duties or obligations of the undersigned under this Agreement or in establishing, determining, continuing or defending the validity or priority of Agent’s security interest under this Agreement.

3.	Collection of Proceeds.

3.1

Debtor agrees to collect and enforce payment of all Collateral until Agent shall direct Debtor to the contrary. Immediately upon notice to Debtor by Agent and at all times after that, Debtor agrees to fully and promptly cooperate and assist Agent in the collection and enforcement of all Collateral and to hold in trust for Agent and the Lenders all payments received in connection with Collateral and from the sale, lease or other disposition of any Collateral, all rights by way of suretyship or guaranty and all rights in the nature of a lien or security interest which Debtor now or later has regarding Collateral. Immediately upon and after such notice, Debtor agrees, subject to the right of Debtor to receive cash dividends under Section 4.8 hereof, to (a) endorse to Agent and immediately deliver to Agent all payments received on Collateral or from the sale, lease or other disposition of any Collateral or arising from any other rights or interests of Debtor in the Collateral, in the form received by Debtor without commingling with any other funds, and (b) immediately deliver to Agent all property in Debtor’s possession or later coming into Debtor’s possession through enforcement of Debtor’s rights or interests in the Collateral. During the existence of an Event of Default, Debtor irrevocably authorizes Agent or any Agent employee or agent to endorse the name of Debtor upon any checks or other items which are received in payment for any Collateral, and to do any and all things necessary in order to reduce these items to money. Agent shall at all times have

PLEDGE AND SECURITY AGREEMENT

the right to exchange any certificates representing Collateral for certificates of smaller or larger denominations for any purpose consistent with this Agreement. Agent and the Lenders shall have no duty as to the collection or protection of Collateral or the proceeds of it, or as to the preservation of any related rights, beyond the use of reasonable care in the custody and preservation of Collateral in the possession of Agent or any Lender. Debtor agrees to take all steps necessary to preserve rights against prior parties with respect to the Collateral. Nothing in this Section 3.1 shall be deemed a consent by Agent to any sale, lease or other disposition of any Collateral.

4.	Defaults, Enforcement and Application of Proceeds.

4.1	Upon the occurrence of any of the following events (each an “Event of Default”), Debtor shall be in default under this Agreement:

(a)	Any Event of Default under and as defined in the Credit Agreement; or

(b)

Any failure or neglect to comply with, or breach of or default under, any term of this Agreement if such failure, neglect, breach or default continues uncured after 30 days following notice thereof from Agent to Debtor.

4.2

Upon the occurrence of any Event of Default, Agent may at its discretion and without prior notice to Debtor declare any or all of the Obligations to be immediately due and payable, and shall have and may exercise any right or remedy available to it including, without limitation, any rights and remedies described in the Credit Agreement and any one or more of the following rights and remedies:

(a)	Exercise all the rights and remedies upon default, in foreclosure and otherwise, available to secured parties under the provisions of the Uniform Commercial Code and other applicable law;

(b)

Institute legal proceedings to foreclose upon the lien and security interest granted by this Agreement, to recover judgment for all amounts then due and owing as Obligations, and to collect the same out of any Collateral or the proceeds of any sale of it;

(c)	Institute legal proceedings for the sale, under the judgment or decree of any court of competent jurisdiction, of any or all Collateral; and/or

(d)

Personally or by agents, attorneys, or appointment of a receiver, enter upon any premises where Collateral may then be located, and take possession of all or any of it and/or render it unusable; and without being responsible for loss or damage to such Collateral, hold, operate, sell, lease, or dispose of all or any Collateral at one or more public or private sales, leasings or other dispositions, at places and times and on terms and conditions as Agent may deem fit, without any previous

PLEDGE AND SECURITY AGREEMENT

demand or advertisement; and except as provided in this Agreement, and any obligation of a prospective purchaser or lessee to inquire as to the power and authority of Agent to sell, lease, or otherwise dispose of the Collateral or as to the application by Agent of the proceeds of sale or otherwise, which would otherwise be required by, or available to Debtor under, applicable law are expressly waived by Debtor to the fullest extent permitted.

At any sale pursuant to this Section 4.2, whether under the power of sale, by virtue of judicial proceedings or otherwise, it shall not be necessary for Agent or a public officer under order of a court to have present physical or constructive possession of Collateral to be sold. The recitals contained in any conveyances and receipts made and given by Agent or the public officer to any purchaser at any sale made pursuant to this Agreement shall, to the extent permitted by applicable law, be presumed (absent manifest error) to establish the truth and accuracy of the matters stated (including, without limit, as to the amounts of the principal of and interest on the Obligations, the accrual and nonpayment of it and advertisement and conduct of the sale); and all prerequisites to the sale shall be presumed to have been satisfied and performed. Upon any sale of any Collateral, the receipt of the officer making the sale under judicial proceedings or of Agent shall be sufficient discharge to the purchaser for the purchase money, and the purchaser shall not be obligated to see to the application of the money. Any sale of any Collateral under this Agreement shall be a perpetual bar against Debtor with respect to that Collateral. At any sale or other disposition of the Collateral pursuant to this Section 4.2, Agent disclaims all warranties which would otherwise be given under the Uniform Commercial Code, including without limit a disclaimer of any warranty relating to title, possession, quiet enjoyment or the like, and Agent may communicate these disclaimers to a purchaser at such disposition. This disclaimer of warranties will not render the sale commercially unreasonable.

4.3

The proceeds of any sale or other disposition of Collateral authorized by this Agreement shall be applied by Agent as described in the Credit Agreement. Debtor shall remain liable for any deficiency, which it shall pay to Agent immediately upon demand. Debtor agrees that Agent shall be under no obligation to accept any noncash proceeds in connection with any sale or disposition of Collateral unless failure to do so would be commercially unreasonable. If Agent agrees in its sole discretion to accept noncash proceeds (unless the failure to do so would be commercially unreasonable), Agent may ascribe any commercially reasonable value to such proceeds. Without limiting the foregoing, Agent may apply any reasonable discount factor in determining the present value of proceeds to be received in the future or may elect to apply proceeds to be received in the future only as and when such proceeds are actually received in cash by Agent.

4.4

Nothing in this Agreement is intended, nor shall it be construed, to preclude Agent from pursuing any other remedy provided by law or in equity for the collection of the Obligations or for the recovery of any other sum to which Agent

PLEDGE AND SECURITY AGREEMENT

may be entitled for the breach of this Agreement by Debtor. Nothing in this Agreement shall reduce or release in any way any rights or security interests of Agent contained in any existing agreement between the Borrower, Debtor, or any Guarantor and Agent.

4.5

No waiver of default or consent to any act by Debtor shall be effective unless in writing and signed by an authorized officer of Agent. No waiver of any default or forbearance on the part of Agent in enforcing any of its rights under this Agreement shall operate as a waiver of any other default or of the same default on a future occasion or of any rights.

4.6

Debtor authorizes Agent or any agent of Agent, in its own name, at Debtor’s expense, to do any of the following during the existence of an Event of Default, as Agent, in its sole discretion, deems appropriate:

(i) to demand, sue for, collect, or receive in the name of Debtor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, or any other instruments for the payment of money under the Collateral;

(ii) to pay or discharge taxes, liens, security interests, or other encumbrances levied or placed on or threatened against the Collateral;

(iii) to direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to Agent or as Agent shall direct;

(iv) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral;

(v) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices, and other documents relating to the Collateral;

(vi) to commence and prosecute any suit, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral;

(vii) to defend any suit, action, or proceeding brought against Debtor with respect to any Collateral;

(viii) to settle, compromise, or adjust any suit, action, or proceeding described above and, in connection therewith, to give such discharges or releases as Agent may deem appropriate;

(ix) to exchange any of the Collateral for other property upon any merger,

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consolidation, reorganization, recapitalization, or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms as Agent may determine;

(x) to add or release any guarantor, indorser, surety, or other party to any of the Collateral or the Obligations;

(xi) to renew, extend, or otherwise change the terms and conditions of any of the Collateral or Obligations;

(xii) to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes, and to do, at Agent’s option and Debtor’s expense, at any time, or from time to time, all acts and things which Agent reasonably deems necessary to protect, preserve, or realize upon the Collateral and Agent’s security interest therein; and

(xiii) to do and perform any act on behalf of Debtor permitted or required under this Agreement.

4.7

Unless and until an Event of Default shall have occurred and be continuing, Debtor shall be entitled to exercise any and all voting rights relating or pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement. Agent shall execute and deliver to Debtor all such proxies and other instruments as Debtor may reasonably request for the purpose of enabling Debtor to exercise the voting rights which it is entitled to exercise pursuant to this Section.

4.8

Unless an Event of Default shall have occurred and be continuing, Debtor shall be entitled to receive and retain all cash dividends and distributions paid on the Collateral to the extent and only to the extent that such dividends and distributions are paid out of earned surplus.

4.9

During the existence of an Event of Default, Agent shall have the right, but shall not be obligated to, exercise or cause to be exercised all voting, consensual, and other powers of ownership pertaining to the Collateral, and Debtor shall deliver to Agent, if reasonably requested by Agent, irrevocable proxies with respect to the Collateral in form satisfactory to Agent.

4.10

Debtor hereby acknowledges and confirms that Agent may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obligated to agree, among other things, to acquire any shares of the Collateral for their own respective accounts for investment and not with a view to distribution or resale thereof.

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Debtor further acknowledges and confirms that any such private sale may result in prices or other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner, and Agent shall be under no obligation to take any steps in order to permit the Collateral to be sold at a public sale. Agent shall be under no obligation to delay a sale of any of the Collateral for any period of time necessary to permit any issuer thereof to register such Collateral for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws.

4.11

Upon the occurrence of an Event of Default, Debtor also agrees, upon request of Agent, to assemble the Collateral and make it available to Agent at any place designated by Agent which is reasonably convenient to Agent and Debtor.

5.	Miscellaneous.

5.1

Until Agent is advised in writing by Debtor to the contrary, all notices, requests and demands required under this Agreement or by law shall be given to, or made upon, Debtor at the first address indicated in Section 5.15 below.

5.2

Debtor will give Agent not less than 30 days prior written notice of all contemplated changes in Debtor’s name, location, chief executive office, principal place of business, and/or location of any Collateral, and Debtor shall promptly take all necessary steps reasonably requested by Agent to maintain the perfection of Agent’s security interest in the Collateral.

5.3	Agent assumes no duty of performance or other responsibility under any contracts contained within the Collateral.

5.4

Agent has the right to sell, assign, transfer, negotiate or grant participations or any interest in, any or all of the Obligations and any related obligations, including without limit this Agreement. In connection with the above, subject to any restrictions in the Credit Agreement, Agent may disclose all documents and information which Agent now or later has relating to Debtor, the Obligations or this Agreement, however obtained. Debtor further agrees that Agent may provide information relating to this Agreement or relating to Debtor or the Obligations to the Agent’s parent, affiliates, subsidiaries, and service providers but subject to any restrictions in the Credit Agreement and solely for purposes relating to this Agreement.

5.5

In addition to Agent’s other rights, any indebtedness owing from Agent to Debtor can be set off and applied by Agent on any Obligations at any time(s) either before or after maturity or demand with notice to Debtor, provided that Agent’s failure to give such notice shall not affect the validity thereof. Any such action shall not constitute acceptance of collateral in discharge of any portion of the Obligations.

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5.6

Debtor, to the extent not expressly prohibited by applicable law, waives any right to require the Agent to: (a) proceed against any person or property; or (b) pursue any other remedy in the Agent’s power. Debtor waives, to the extent allowed by law, notice of acceptance of this Agreement and presentment, demand, protest, notice of protest, dishonor, notice of dishonor, notice of default, notice of intent to accelerate or demand payment or notice of acceleration of any Obligations, any and all other notices to which the undersigned might otherwise be entitled, and diligence in collecting any Obligations, and agree(s) that the Agent may, once or any number of times, modify the terms of any Obligations, compromise, extend, increase, accelerate, renew or forbear to enforce payment of any or all Obligations, or permit the Borrower to incur additional Obligations, all without notice to Debtor and without affecting in any manner the unconditional obligation of Debtor under this Agreement. Debtor unconditionally and irrevocably waives each and every defense (other than payment) of any nature which, under principles of guaranty or otherwise, would operate to impair or diminish in any way the obligation of Debtor under this Agreement, and acknowledges that such waiver is by this reference incorporated into each security agreement, collateral assignment, pledge and/or other document from Debtor now or later securing the Obligations, and acknowledges that as of the date of this Agreement no such defense or setoff exists.

5.7

Debtor waives any and all rights (whether by subrogation, indemnity, reimbursement, or otherwise) to recover from the Borrower any amounts paid or the value of any Collateral given by Debtor pursuant to this Agreement until such time as all of the Obligations have been fully paid.

5.8

In the event that applicable law shall obligate Agent to give prior notice to Debtor of any action to be taken under this Agreement, Debtor agrees that a written notice given to Debtor at least ten days before the date of the act shall be reasonable notice of the act and, specifically, reasonable notification of the time and place of any public sale or of the time after which any private sale, lease, or other disposition is to be made, unless a shorter notice period is reasonable under the circumstances. A notice shall be deemed to be given under this Agreement when delivered to Debtor or three Business Days after being placed in an envelope addressed to Debtor and deposited, with postage prepaid, in a post office or official depository under the exclusive care and custody of the United States Postal Service or one Business Day after being delivered to an overnight courier. The mailing shall be by overnight courier, certified, or first class mail.

5.9

Notwithstanding any prior revocation, termination, surrender, or discharge of this Agreement in whole or in part, the effectiveness of this Agreement shall automatically continue or be reinstated in the event that any payment received or credit given by Agent or the Lenders in respect of the Obligations is returned, disgorged, or rescinded under any applicable law, including, without limitation, bankruptcy or insolvency laws, in which case this Agreement shall be enforceable against Debtor as if the returned, disgorged, or rescinded payment or credit had

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not been received or given by Agent, and whether or not Agent or any Lender relied upon this payment or credit or changed its position as a consequence of it. In the event of continuation or reinstatement of this Agreement, Debtor agrees upon demand by Agent to execute and deliver to Agent those documents which Agent reasonably determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of Debtor to do so shall not affect in any way the reinstatement or continuation.

5.10

This Agreement and all the rights and remedies of Agent and the Lenders under this Agreement shall inure to the benefit of Agent’s and the Lenders’ successors and assigns and to any other holder who derives from Agent title to or an interest in the Obligations or any portion of it, and shall bind Debtor and the heirs, legal representatives, successors, and assigns of Debtor. Nothing in this Section 5.10 is deemed a consent by Agent to any assignment by Debtor.

5.11

If there is more than one Debtor, all undertakings, warranties and covenants made by Debtor and all rights, powers and authorities given to or conferred upon Agent are made or given jointly and severally.

5.12

Except as otherwise provided in this Agreement, all terms in this Agreement have the meanings assigned to them in Article 9 (or, absent definition in Article 9, in any other Article) of the Uniform Commercial Code as those meanings may be amended, revised or replaced from time to time. “Uniform Commercial Code” means the Texas Business and Commerce Code as amended, revised or replaced from time to time. Notwithstanding the foregoing, the parties intend that the terms used herein which are defined in the Uniform Commercial Code have, at all times, the broadest and most inclusive meanings possible. Accordingly, if the Uniform Commercial Code shall in the future be amended or held by a court to define any term used herein more broadly or inclusively than the Uniform Commercial Code in effect on the date of this Agreement, then such term, as used herein, shall be given such broadened meaning. If the Uniform Commercial Code shall in the future be amended or held by a court to define any term used herein more narrowly, or less inclusively, than the Uniform Commercial Code in effect on the date of this Agreement, such amendment or holding shall be disregarded in defining terms used in this Agreement.

5.13

No single or partial exercise, or delay in the exercise, of any right or power under this Agreement, shall preclude other or further exercise of the rights and powers under this Agreement. The unenforceability of any provision of this Agreement shall not affect the enforceability of the remainder of this Agreement. This Agreement constitutes the entire agreement of Debtor and Agent with respect to the subject matter of this Agreement. No amendment or modification of this Agreement shall be effective unless the same shall be in writing and signed by Debtor and an authorized officer of Agent. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE

PLEDGE AND SECURITY AGREEMENT

INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

5.14

To the extent that any of the Obligations is payable upon demand, nothing contained in this Agreement shall modify the terms and conditions of the Obligations nor shall anything contained in this Agreement prevent Agent from making demand, without notice and with or without reason, for immediate payment of any or all of the Obligations at any time(s), whether or not an Event of Default has occurred.

5.15

Debtor represents and warrants that Debtor’s exact name is the name set forth in this Agreement. Debtor further represents and warrants the following and agrees that Debtor is, and at all times shall be, located in the following place:

Debtor, Matador Resources Company, is a registered organization which is organized under the laws of one of the states comprising the United States (e.g. corporation, limited partnership, registered limited liability partnership or limited liability company), and Debtor is located (as determined pursuant to the Uniform Commercial Code) in the state under the laws of which it was organized, which is: Texas.

5.16	A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement under the Uniform Commercial Code and may be filed by Agent in any filing office.

5.17

This Agreement shall be terminated only upon the payment in full of the non-contingent Obligations, the termination of any continuing commitment of the Lenders under the Credit Agreement to make additional Loans thereunder and the termination or expiration of all outstanding Letters of Credit, but the obligations contained in Section 2.14 of this Agreement shall survive termination. Upon termination of this Agreement, upon reasonable request by Debtor, Agent shall promptly execute, deliver and file (to the extent necessary) termination statements and other instruments to evidence release of the liens and security interests created hereunder and return to Debtor any of the Collateral in its possession.

5.18

Debtor agrees to reimburse the Agent upon demand for any and all reasonable costs and expenses (including, without limit, court costs, legal expenses and reasonable attorneys’ fees, whether or not suit is instituted and, if suit is instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in enforcing or attempting to enforce this Agreement or in exercising or attempting to exercise any right or remedy under this Agreement or incurred in any other matter or proceeding relating to this Agreement.

PLEDGE AND SECURITY AGREEMENT

6.

THIS WRITTEN LOAN AGREEMENT (AS DEFINED BY SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE) REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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SIGNATURE PAGE FOLLOWS.]

PLEDGE AND SECURITY AGREEMENT

DEBTOR:		AGENT:

MATADOR RESOURCES COMPANY		COMERICA BANK

By:	/s/ Joseph Wm. Foran	By:	/s/ James A. Morgan

Signature of:	Joseph Wm. Foran	Signature of:	James A. Morgan
Its	Chief Executive Officer	Its	Vice President

Address of Debtor:

5400 LBJ Freeway, Suite 1500
Dallas, Texas 75240

PLEDGE AND SECURITY AGREEMENT

SCHEDULE 1

The Subsidiaries

MRC Energy Company, a Texas corporation

PLEDGE AND SECURITY AGREEMENT

EXHIBIT A

Stock Certificate no. 1 for 1,000 shares of common stock of MRC Energy Company issued to Matador Resources Company on August 9, 2011

PLEDGE AND SECURITY AGREEMENT